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PAYLESS CASHWAYS, INC. AND SUBSIDIARY                            Exhibit 11.1

COMPUTATION OF PER SHARE EARNINGS
- ---------------------------------
(In thousands, except per share amounts)

                                                       Thirteen Weeks Ended                          Thirty-Nine Weeks Ended
                                               August 27,               August 28,            August 27,               August 28,
                                                  1994                     1993                  1994                     1993
                                               ----------               ----------            ----------               ----------
PRIMARY
- -------

Income (loss) before extraordinary item        $  18,345                $   8,138             $  34,620                $  (5,976)

Deduct:
     Preferred stock dividends                    (1,289)                  (1,191)               (3,792)                  (3,503)
                                               ----------               ----------            ----------               ----------

Income before equity in loss of joint
     venture and extraordinary item
     available to common shareholders          $  17,056                $   6,947             $  30,828                $  (9,479)

Extraordinary item:  early
     extinguishment of debt                          288                   (9,471)                  343                  (18,582)
                                               ----------               ----------            ----------               ----------

Net income (loss) available to
     common shareholders                       $  17,344                $  (2,524)            $  31,171                $ (28,061)

Weighted average common and
     dilutive common equivalent
     shares outstanding                           40,320                   40,355                40,321                       --
                                               ----------               ----------            ----------               ----------

Weighted average common shares
     outstanding (1)                                  --                   39,457                    --                   26,662
                                               ----------               ----------            ----------               ----------

Income (loss) per common share
     before extraordinary item                 $     .42                $     .17             $     .76                $    (.36)

Extraordinary item per common share                  .01                     (.24)                  .01                     (.70)
                                               ----------               ----------            ----------               ----------

Net income (loss) per common share             $     .43                $    (.06)            $     .77                $   (1.05)
                                               ==========               ==========            ==========               ==========

FULLY DILUTED
- -------------

Income (loss) before extraordinary item        $  18,345                $   8,138             $  34,620                $  (5,976)

Deduct:
     Preferred stock dividends                    (1,289)                      --                (3,792)                      --
                                               ----------               ----------            ----------               ----------

Income before equity in loss of joint
     venture and extraordinary item
     available to common shareholders          $  17,056                $   8,138             $  30,828                $  (5,976)

Extraordinary item:  early
     extinguishment of debt                          288                   (9,471)                  343                  (18,582)
                                               ----------               ----------            ----------               ----------

Net income (loss) available to
     common shareholders                       $  17,344                $  (1,333)            $  31,171                $ (24,558)

Weighted average common and
     dilutive common equivalent
     shares outstanding                           40,321                   43,026                41,133                   26,662 (1)
                                               ----------               ----------            ----------               ----------

Income (loss) per common share
     before extraordinary item                 $     .42                $     .19             $     .75                $      -- (2)

Extraordinary item per common share                  .01                       -- (2)               .01                       -- (2)
                                               ----------               ----------            ----------               ----------

Net income (loss) per common share             $     .43                $      -- (2)         $     .76                $      -- (2)
                                               ==========               ==========            ==========               ==========

(1) Excludes dilutive common equivalent shares for computation of loss per common share.
(2) Not applicable.  Due to the loss incurred for period, fully diluted earnings per share would be antidilutive and have not been presented.
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